UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2006

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51360 (Commission File Number)	20-2197030 (IRS Employer Identification #)

12300 Liberty Boulevard, Englewood, Colorado 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION / ITEM 7.01. REGULATION FD DISCLOSURE
On August 9, 2006, Liberty Global, Inc. (LGI) issued a press release (attached hereto as Exhibit 99.1) announcing its operating and financial results for the quarter ended June 30, 2006. The press release contains certain statements regarding guidance for 2006. Also on August 9, 2006, LGI issued a press release (attached hereto as Exhibit 99.2) announcing that, through one of its affiliates, it has entered into an arrangement to purchase Karneval s.r.o. and Forecable s.r.o. ("Karneval"), the second largest cable operator in the Czech Republic for a total purchase price of EUR 322.5 million ($412.3 million), subject to regulatory approval.
Except as otherwise provided in this Current Report on Form 8-K, the attached documents are furnished to the SEC under both Item 2.02 "Results of Operations and Financial Condition" and Item 7.01 "Regulation FD Disclosure". The information furnished pursuant to this Form 8-K (including the exhibits hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of LGI’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless LGI expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.
Item 8.01. OTHER EVENTS
On August 9, 2006, LGI announced that its Board of Directors has authorized self-tender offers to purchase for cash up to approximately $500 million of each of its Series A common stock and Series C common stock at ranges of $22.00 to $25.00 for Series A shares and $21.43 to $24.35 for Series C shares. These prices represent a 1.9% discount to an 11.5% premium to the closing share prices for the Series A shares and Series C shares on Wednesday August, 9, 2006. The tender offers are expected to commence on or shortly after August 11, 2006.
The press release attached as Exhibit 99.1 hereto includes information relating to the tender offers, and only the information contained in paragraph 7 of the press release and under the heading “Specifics on Tender Offers” in the press release is incorporated herein by reference.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.
By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Vice President

Date: August 10, 2006

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release

99.2	Press Release